SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 21, 2015

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SITESTAR CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Nevada (State or other jurisdiction of incorporation or organization)	000-27763 (Commission File Number)	88-0397234 (I.R.S. Employer Identification No.)
7109 Timberlake Rd., Ste. 201 Lynchburg, VA (Address of principal executive offices)		24502-2334 (Zip Code)

(434) 239-4272 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02 - Non Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

On December 21, 2015, Ciro E. Adams, CPA, LLC (“Adams”) sent the Company a letter (the “Non-Reliance Letter”) stating that the Company should take action to prevent reliance on the previously issued financial statements contained in the Annual Report on Form 10-K for the year ended December 31, 2014 (the “Financial Statements”) because it is necessary to “determine the appropriateness and exact nature and scope of certain related party transactions

Adams raised concerns with the Company’s board of directors regarding the appropriateness, scope, and impact on the financial statements of certain related party transactions, including the amount of rent paid to a related party , as well as, other amounts received by a related party. Following several telephone calls involving Adams and the Company’ management, the board of directors, legal counsel, on December 21, 2015, Adams issued the Non-Reliance Letter. The Company is in the process of investigating the concerns raised in the Non-Reliance letter.

Based on the foregoing on December 23, 2015, the Audit Committee of the Board of Directors has determined that the Financial Statements should no longer be relied upon.

The Audit Committee discussed the matters disclosed in this filing with Adams.

The Company provided Adams with a copy of the foregoing disclosure in advance of filing this Current Report and requested Adams to furnish the Company with a letter addressed to the Securities and Exchange Commission stating that it agrees with the statements made in this Current Report. A copy of such letter, dated December 23, 2015, furnished by Adams is filed as Exhibit 7 to this Current Report.

Item 9.01 - Financial Statements and Exhibits

(a)	Financial statements of businesses acquired – not applicable
(b)	Pro forma financial information – not applicable
(c)	Shell company transactions – not applicable
(d)	Exhibits

Exhibit No.	Exhibit Description
7	Letter from Ciro E. Adams, CPA, LLC dated December 23, 2015

SIGNATURE

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: December 23, 2015	SITESTAR CORPORATION
By /s/ Daniel Judd Daniel Judd CFO

EXHIBIT INDEX

Exhibit No.	Exhibit Description
7	Letter from Ciro E. Adams, CPA, LLC dated December 23, 2015